Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Administrative Board
Elster Group SE:

We consent to the use of our report with respect to the consolidated financial statements and the effectiveness of internal control over financial reporting incorporated by reference herein and to the reference to our firm under the heading “Experts” in the prospectus forming part of this registration statement.

Our report refers to changes in the method of accounting for multiple-deliverable revenue arrangements.

/s/ KPMG AG Wirtschaftsprüfungsgesellschaft

KPMG AG
Wirtschaftsprüfungsgesellschaft
Frankfurt am Main, Germany

May 4, 2012